Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for March 29, 2018, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: March 29, 2018	Ticker # HPF	Fund Name John Hancock Preferred Income Fund II	CUSIP 41013X106

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date (3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.0947	68%	$1.0916	97%
Estimated Return of Capital (1), (2)	$0.0453	32%	$0.0282	3%
Total (per common share)	$0.1400	100%	$1.1198	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2017, and will end on July 31, 2018.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for April 30, 2018, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: April 30, 2018	Ticker # HPF	Fund Name John Hancock Preferred Income Fund II	CUSIP 41013X106

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date (3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.1024	73%	$1.1946	95%
Estimated Return of Capital (1), (2)	$0.0376	27%	$0.0652	5%
Total (per common share)	$0.1400	100%	$1.2598	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2017, and will end on July 31, 2018.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for May 31, 2018, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: May 31, 2018	Ticker # HPF	Fund Name John Hancock Preferred Income Fund II	CUSIP 41013X106

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date (3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.1400	100%	$1.3445	96%
Estimated Return of Capital (1), (2)	$0.0000	0%	$0.0553	4%
Total (per common share)	$0.1400	100%	$1.3998	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2017, and will end on July 31, 2018.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for June 29, 2018, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: June 29, 2018	Ticker # HPF	Fund Name John Hancock Preferred Income Fund II	CUSIP 41013X106

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date (3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.1025	73%	$1.4464	94%
Estimated Return of Capital (1), (2)	$0.0375	27%	$0.0934	6%
Total (per common share)	$0.1400	100%	$1.5398	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2017, and will end on July 31, 2018.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for July 31, 2018, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: July 31, 2018	Ticker # HPF	Fund Name John Hancock Preferred Income Fund II	CUSIP 41013X106

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date (3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.0854	61%	$1.5313	91%
Estimated Return of Capital (1), (2)	$0.0546	39%	$0.1483	9%
Total (per common share)	$0.1400	100%	$1.6796	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on August 1, 2017, and will end on July 31, 2018.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.